UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

SPIRE GLOBAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39493	85-1276957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 301-5127

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPIR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 15, 2022, Spire Global Inc., a Delaware corporation (the “Company”), issued a press release announcing the expiration and results of the Company’s previously announced offer to each holder of the Company’s outstanding Warrants, consisting of (i) public warrants to purchase shares of Class A Common Stock, which trade on the New York Stock Exchange under the symbol “SPIR.WS” and were issued under the Warrant Agreement in connection with NavSight’s initial public offering (“IPO”) (the “Public Warrants”) and (ii) private warrants to purchase shares of Class A Common Stock issued under the Warrant Agreement in a private placement simultaneously with the IPO (the “Private Warrants” and, together with the Public Warrants, the “Warrants”), to receive 0.2 shares of Class A Common Stock in exchange for each outstanding Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents from holders of its outstanding Public Warrants to approve the Warrant Amendment.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Spire Global, Inc. press release, dated December 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE GLOBAL, INC.

Date: December 15, 2022	By:	/s/ Peter Platzer
	Name:	Peter Platzer
	Title:	Chief Executive Officer